EXHIBIT 10.1

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, dated of as February 20, 2008, by and between UNICORP, INC., (“Company”), YAGLOBAL INVESTMENTS, L.P. (formerly, CORNELL CAPITAL PARTNERS, LP) (“YA Global”).  All capitalized terms used herein shall have the respective meanings assigned thereto in the Transaction Documents (as defined below) unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, Company and YA Global have entered into certain financing arrangements set forth on Schedule A attached hereto and referred to herein as the “Transaction Documents”  pursuant to which, YA Global is the holder of the following secured convertible debentures (collectively, the “Debentures”) issued by Company:

Debenture Description	Principal Outstanding
Secured Convertible Debenture (no. UCPI-1-1) issued on May 17, 2007 in the original principal amount of $3,500,000	$3,096,155
Secured Convertible Debenture (no. UCPI-1-2) issued on June 29, 2007 in the original principal amount of $2,000,000	$1,769,231
Secured Convertible Debenture (no. UCPI-1-3) issued on October 23, 2007 in the original principal amount of $1,500,000	$1,384,616

WHEREAS, pursuant to the Debentures, the Company was to make an installment payment of $288,461 on January 1 and February 1, 2008 and has requested that YA Global defer or reduce the amount of such payment as well as future payments.

WHEREAS, YA Global desires to make certain accommodations to the Company regarding the amount of the installment payments and the time the Company has to make such payments and in exchange for such accommodations, the Company agrees, among other things, to increase the interest rate of the Debentures and to certain other covenants as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1.  Acknowledgements.

a. Acknowledgement of Obligations.  Company hereby acknowledges, confirms and agrees that as of the date hereof, Company is indebted to the YA Global under the Debentures and the Transaction Documents in the outstanding principal amount set forth in the first Whereas clause above, plus accrued and unpaid interest thereon, and any other fees, costs, expenses and other charges now or hereafter payable (collectively, the “Obligations”) and such Obligations are unconditionally owed by Company to YA Global, without offset, defense or counterclaim of any kind, nature or description whatsoever.

b. Acknowledgement of Security Interests.  Company hereby acknowledges, confirms and agrees that YA Global has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property heretofore granted to YA Global pursuant to the Security Agreement (the “Security Agreement”) between Company, Affiliated Holdings, Inc., and YA Global dated May 17, 2007, the Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement (the “Mortgage”) granted by the Company to YA Global as of May 17, 2007, Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement (the “Deed of Trust”) granted by the Company to YA Global as of May 17, 2007, or otherwise granted to or held by YA Global.  Company and Affiliated Holdings, Inc. hereby acknowledge, confirm and agree that YA Global has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests heretofore granted to YA Global pursuant to the Security Agreement, the Mortgage, the Deed of Trust or otherwise granted to or held by YA Global.

c. Binding Effect of Documents.  Company and Affiliated Holdings, Inc. hereto acknowledge, confirm and agree that:  (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to YA Global by Company or Affiliated Holdings, Inc., and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Company or Affiliated Holdings, Inc. contained in such documents and in this Agreement constitute the legal, valid and binding obligations of Company and Affiliated Holdings, Inc., enforceable against each in accordance with their respective terms, and Company and Affiliated Holdings, Inc. have no valid defense to the enforcement of such obligations, and (c) YA Global is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law, without setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

d. No Other Waivers; Reservation of Rights.  YA Global reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Transaction Documents as a result of any Event of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and YA Global has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

2. Covenants and Agreements.

a. Amendments to the Debentures. The parties agree that as of the date hereof, the following amendments shall be made to the Debentures:

i.
The Interest Rate shall be changed to 14%.  If an Event of Default occurs and for so long as such Event of Default remains uncured, the Interest Rate on this Debenture shall immediately become eighteen percent (18%) per annum and shall remain at such increased interest rate until the applicable Event of Default is cured

ii.	The Maturity Date shall be changed to December 31, 2010.

iii.	The Conversion Price shall be changed to $0.15, subject to adjustment as set forth in the Debentures.

iv.
The Installment Amount shall be changed to $100,000, which amounts shall first be applied to all accrued and unpaid interest on all the Debentures and then to Principal beginning with the most recently issued Debentures.  Furthermore, the Company shall make a one-time balloon payment in addition to Installment Payments of $1,300,000 due and payable on December 31, 2009.

v.	The January 1 and February 1, 2008 Installment Dates shall be deferred and the next Installment Date shall be March 1, 2008.

vi.	On the date hereof, the Company shall issue amended and restated Debentures in the form attached hereto as Exhibit A to reflect the Debenture amendments set forth herein.

b. Amendments to Warrants.  The parties agree that as of the date hereof, the exercise price of the Warrants shall be adjusted as follows, and to document such adjustments, the Company shall issue Amended and Restated Warrants in the form attached hereto as Exhibit B :

Warrant Number                                                 Original Exercise Price                                                       Adjusted Exercise Price

UCPI-A-1                                                            $0.55                                                                       $0.15
        UCPI-B-1                                                            $0.65                                                                       $0.25
        UCPI-C-1                                                            $0.75                                                                       $0.35
        UCPI-D-1                                                            $0.90                                                                       $0.50

Furthermore, the Company shall issue the following additional Warrants (the “Additional Warrants”), each of which shall be in the form of the Additional Warrant attached hereto as Exhibit C:

Warrant Number                                                 Number of Shares                                                       Exercise Price

UCPI-A-2                                                            6,786,667                                                        $0.15
        UCPI-B-2                                                            3,446,400                                                        $0.25
        UCPI-C-2                                                            2,133,714                                                        $0.35
        UCPI-D-2                                                            1,244,400                                                        $0.50

c. Registration Statement.  Within 20 days from the date hereof the Company shall file all necessary amendments and supplements to the effective registration statement on form SB-2 (no. 333-143846) to reflect the amendments to the Debentures and the change in the exercise price of the Warrants set forth above (but not with respect to the additional number of Warrant Shares).

d. Further Assurances. Company and Affiliated Holdings, Inc. shall, from and after the execution of this Agreement, execute and deliver to YA Global whatever additional documents, instruments, and agreements that YA Global may require in order to correct any document deficiencies, or to vest or perfect the Transaction Documents and the collateral granted therein more securely in YA Global and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorize YA Global to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, YA Global deems necessary to perfect or evidence YA Global’s security interests and liens in any such collateral.  Affiliated Holdings, Inc. shall be added as a signatory to the Security Agreement.

e. Cross Default.  Company hereby acknowledges and agrees that any default under this Agreement shall constitute an Event of Default under each of the Transaction Documents.

3. RELEASE.  In exchange for the accommodations made by YA Global herein, Company and Affiliated Holdings, Inc. do hereby, on behalf of themselves and their agents, representatives, attorneys, assigns, heirs, subsidiaries, executors and administrators (collectively, “Company Parties”) RELEASE AND FOREVER DISCHARGE YA Global and its subsidiaries and its respective affiliates, parents, joint ventures, officers, directors, shareholders, interest holders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators (collectively, “Buyer Parties”) from all causes of action, suits, debts, claims and demands whatsoever known or unknown, at law, in equity or otherwise, which the Company Parties ever had, now have, or hereafter may have on or prior to the date hereof, and any claims for reasonable attorneys’ fees and costs, and including, without limitation, any claims relating to fees, penalties, liquidated damages, and indemnification for losses, liabilities and expenses.  The release contained in this Section is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, or implied or express contract.  It is expressly understood and agreed that this release shall operate as a clear and unequivocal waiver by the Company Parties of any such claim whatsoever.

4. PROVISIONS OF GENERAL APPLICATION

a. Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control.  The Transaction Documents and this Agreement shall be read and construed as one agreement.

b. Governing Law.  This Agreement shall be interpreted according to the laws of the State of New Jersey and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Any notices, demands, consents, other writings or communications permitted or required by this Agreement shall be given in the manner and to the address as set forth in the Transaction Documents.

c. Mutual Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE BETWEEN FACTOR AND CLIENT ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FACTORING DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

Unicorp, Inc.

By:
Name: Carl A. Chase
Title: Chief Financial Officer

Affiliated Holdings, Inc.

By:
Name: Carl A. Chase
Title: Chief Financial Officer
YA Global Investments, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By:
Name:
Title:

SCHEDULE A

TRANSACTION DOCUMENTS

Securities Purchase Agreement dated May 17, 2007 between Company and YA Global.

Secured Convertible Debenture (no. UCPI-1-3) issued on October 23, 2007 in the original principal amount of $1,500,000

Secured Convertible Debenture (no. UCPI-1-2) issued on June 29, 2007 in the original principal amount of $2,000,000

Secured Convertible Debenture (no. UCPI-1-1) issued on May 17, 2007 in the original principal amount of $3,500,000

Warrant No.UCPI-1-A issued to YA Global on May 17, 2007 to purchase 2,545,000 shares of common stock.

Warrant No.UCPI-1-B issued to YA Global on May 17, 2007 to purchase 2,154,000 shares of common stock.

Warrant No.UCPI-1-C issued to YA Global on May 17, 2007 to purchase 1,867,000 shares of common stock.

Warrant No.UCPI-1-D issued to YA Global on May 17, 2007 to purchase 1,555,500 shares of common stock.

Registration Rights Agreement dated May 17, 2007 between Company and YA Global.

Security Agreement dated May 17, 2007 among the Company, Affiliated Holdings, Inc., and YA Global.

Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement granted by the Company to YA Global as of May 17, 2007

Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement granted by the Company to YA Global as of May 17, 2007

Irrevocable Transfer Agent Instructions dated May 17, 2007 among Company, David Gonzalez, OTC Stock Transfer Co., and YA Global.

EXHIBIT A

FORM OF AMENDED AND RESTATED CONVERTIBLE DEBENTURES

EXHIBIT B

FORM OF AMENDED AND RESTATED WARRANTS

EXHIBIT C

FORM OF ADDITIONAL WARRANTS